UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2012

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2012, the stockholders of Huron Consulting Group Inc. (the “Company”) approved the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan (the “Plan”). Information concerning the Plan is set forth in Proposal 3 contained in the Company’s Proxy Statement for its 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 20, 2012. Such information is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Huron Consulting Group Inc. was held on May 1, 2012 and a total of 21,383,256 shares were present in person or by proxy. At the Annual Meeting, the Company’s shareholders acted upon the following matters: (i) the election of two Class II members of the Board of Directors to serve terms ending at the Company’s 2015 Annual Meeting; (ii) an advisory vote on the approval of the compensation of the Company’s named executive officers; (iii) a proposal to approve the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan; and (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The following is a summary of the voting results for each matter presented to shareholders:

Proposal No. 1 – Election of directors.

Name	Shares For	Shares Withheld	Broker Non-Votes
DuBose Ausley	19,005,677	425,189	1,952,390
John S. Moody	19,009,136	421,730	1,952,390

The other members of the Company’s board of directors whose terms of office continued after the meeting were: James D. Edwards, John McCartney, James H. Roth, H. Eugene Lockhart and George E. Massaro.

Proposal No. 2 – An advisory vote on the approval of executive compensation.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
18,992,071	302,394	136,401	1,952,390

Proposal No. 3 – Proposal to approve the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
16,412,855	3,016,325	1,686	1,952,390

Proposal No. 4 – To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
20,626,647	696,314	60,295	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	May 4, 2012	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Financial Officer and Treasurer